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                                                                   Exhibit 10.66

                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF HARRIS

     This lease agreement ("Lease"), made and entered into by and between Westwood Venture Limited Partnership, hereinafter referred to as "Landlord", and Lark Technologies, Inc., hereinafter referred to as "Tenant", upon the following terms and conditions:

                                A G R E E M E N T

1.   LEASED PREMISES.

     In consideration of the rents reserved and the covenants and agreements herein contained on the part of Tenant to be observed and performed, Landlord hereby demises, lets and leases unto Tenant, and Tenant hereby rents from Landlord, those certain premises consisting of a space containing an area of approximately 15,544 square feet (hereinafter called the "Leased Premises") and constituting a part of the office/warehouse building (hereinafter called the "Building") located at 9441 Sam Houston Parkway #103, Houston, Texas 77099, Houston, Harris County, Texas which Building is located upon the lot, tract or parcel of land more particularly described by metes and bounds on Exhibit "A" attached hereto and made a part hereof for all purposes. If the Building is in a development containing one or more other buildings, such buildings together with all related site land, improvements, parking facilities, common areas, driveways and landscaping, together with the Building, shall be referred to as the "Project".

     The purpose of the site plan attached as Exhibit "B" is to show the approximate location of the Leased Premises. Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, covenants, automobile parking areas, and other common areas as shown on said site plan so long as not to materially affect Tenant. The use and occupancy by Tenant of the Leased Premises shall include the use, in common with others entitled thereto, of the common service areas, loading facilities, pedestrian walks, automobile driveways and reasonable pro-rata use of the parking areas, all as shown on the site plan attached hereto as Exhibit "B".

     In determining the number of square feet of area of the Leased Premises, Tenant acknowledges that the Leased Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

2.   TERM.

     To have and to hold the Leased Premises for a term commencing on the earlier of substantial completion of the leasehold improvements by Tenant's contractor or January 1, 2000 ("Commencement Date") and ending ten (10) years thereafter on December 31, 2009. In no event shall the Commencement Date begin after January 1, 2000 unless agreed to by the parties.

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3.   ACCEPTANCE OF LEASED PREMISES.

     Tenant acknowledges that Landlord has not made any representations or warranty with respect to the condition or quality of the Leased Premises or Building. Tenant has inspected and accepts the Leased Premises and Building in their present condition as suitable for the purposes for which the Leased Premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that the Leased Premises, Building and common areas are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the Leased Premises or Building nor promises to alter, remodel or improve the Leased Premises or Building have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Leased Premises.

4.   BASE RENT AND SECURITY DEPOSIT.

     a) Tenant agrees to pay to Landlord rent for the Leased Premises in advance, without demand, deduction or set off, for the entire term hereof at the rate of See Addendum One, Item 1 Dollars ($-----) per month. One such monthly installment shall be due and payable on the Commencement Date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated.

     b) In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Eleven Thousand One Hundred Ninety One and no/100 Dollars ($11,191.00), which sum shall be held by Landlord, without obligation for interest, as security for the performances of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled.

5.   USE.

     The Leased Premises shall be used only for the purpose of general office, laboratory facilities and receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own costs and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Leased Premises all at Tenant's sole expense. Tenant shall not

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permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or Project or unreasonable interfere with the use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Leased Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

6.   OPERATING EXPENSE STOP.

     In the event the operating expenses (as defined below) of Landlord for the Building or Project if applicable, in any calendar year during the term of this Lease, exceed the sum of the 1999 base year level, Tenant agrees to pay as additional rental Tenant's proportionate share of such excess operating expenses. Tenant's proportionate share as used in this Lease shall mean a fraction, the numerator which is the space contained in the Leased Premises and the denominator of which is the entire space contained in the Project. Landlord shall, within six (6) months following the close of any calendar year for which additional rental is due under this paragraph, invoice Tenant for the additional rent. The invoice shall include in reasonable detail all computations of the additional rental, and Tenant agrees to pay the additional rental within ten days following receipt of the invoice upon receipt. Landlord's failure to invoice Tenant shall not relieve Tenant of payment. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. If at any time during the term of this Lease but no more often than once per calendar year, Landlord has reason to believe the per square foot operating expenses for the calendar year will exceed the sum set forth above, Landlord may by invoice direct Tenant to prepay monthly one-twelfth of an amount equal to the additional rental paid in the previous year, or if no additional rental was paid in the previous year, then Tenant shall prepay monthly one-twelfth of the amount Landlord reasonably estimates for Tenant's additional rental for such calendar year. If the invoice delivered within six (6) months following the close of a calendar year in accordance with this subparagraph shows an amount owing by Tenant that is less than the sum of the monthly payments made by Tenant in the previous calendar year, the invoice shall be accompanied by a refund of the excess by Landlord to Tenant. If such invoice shows an amount owing by Tenant which is more than the sum of the monthly payments made by Tenant in the previous calendar year, Tenant shall pay such deficiency to Landlord within ten days after receipt of the invoice. Tenant shall have the right, at its own expense and at a reasonable time, but not more than once per calendar year, to audit Landlord's books relevant to the additional rentals due under this paragraph.

     The term "operating expenses" as used above includes all reasonable expenses incurred with respect to the maintenance and operation of the Project, including but not limited to, maintenance and repair costs, management fees, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building and common areas, all service supplies, repairs, replacements or other expenses for maintaining and operating the Project. The term "operating expenses" also includes all taxes and installments of

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special or general assessments (excluding any assessments for municipal or county street repairs, widening or replacement) upgrades, changes in, or additions to water and sewage, including special assessments due to deed restrictions and/or owners' associations, which accrue against the Project of which the Leased Premises are a part during the term of this Lease as well as all insurance premiums Landlord is required to pay or deems is reasonably appropriate to pay, including public liability insurance, with respect to the Project. The term "operating expenses" shall include the annual cost of all capital improvements directly incurred on the Project which although capital in nature, will reduce the normal operating costs of the Project, as well as capital improvements promulgated by any governmental authority due to any changes in the laws enacted after the Commencement Date, as amortized over the useful economic life of the improvement as determined by Landlord in it's reasonable discretion. Except as stated herein, the term "operating expenses" shall not include any other capital improvement to the Project of which the Leased Premises are a part, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty covered by applicable insurance, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of building superintendent nor any depreciation allowance or expense.

     Notwithstanding the foregoing, Tenant shall be responsible for and shall pay to Landlord a monthly common area maintenance reimbursement which includes Tenant's proportionate share of landscape maintenance, parking lot maintenance, security (if any), pest control, water, sewer and general project utilities. These monthly reimbursement expenses shall be excluded from the general expense calculations for determining "base year level" expenses as discussed above. This amount shall be adjusted at the end of the year to reflect actual expenses.

     The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and/or Project within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's "proportionate share" of the reasonable costs of such service.

7.   LANDLORD'S REPAIRS.

     Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by Tenant, or Tenant's employees, agents or invitee, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

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8.   TENANT'S REPAIRS.

     a) Tenant shall at its own cost and expenses keep and maintain all parts of the Leased Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass, plate glass doors, any special office entry, interior walls and finish work, floors and floor covering, down spout, gutters, heating and air conditioning systems, lighting, electrical systems, dock boards, truck doors, door bumpers, paving, plumbing lines, equipment, and fixtures, termite and pest extermination, regular removal of trash and debris, including rail spur areas, keeping the theses areas, parking areas, driveways, alleys and the whole of the Leased Premises in a clean and sanitary condition, and maintaining any spur track serving the Leased Premises (Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Leased Premises, if requested by the railroad company). Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(a) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     b) Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at is sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitee.

     c) In the event the Leased Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights if ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. Further, in multiple occupancy buildings, Landlord shall perform the paving and landscape maintenance, and reserves the right to perform exterior painting and common sewage line plumbing which are otherwise Tenant's obligations under subparagraph
(a) above with respect to such items, and Tenant shall be liable for its proportionate share (as defined in subparagraph 4(b) above) of the reasonable cost and expense of the care for the grounds around the Building, including but not limited to the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways, and alleys, exterior repainting and common sewage line plumbing; provided, however, that Landlord shall have the rights to require Tenant to pay such other reasonable proportion of said mowing, shrub care and general landscaping costs as may be determining by Landlord in its sole discretion; and further provided that if Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay when due its share, determine as aforesaid, of such costs and expenses in the event Landlord elects to perform or caused to be performed such work.

     d) In the event the Leased Premises constitute a portion of a multiple occupancy building, Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving or to serve the Building, and if Tenant uses the rail tracks, Tenant shall

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reimburse Landlord from time to time upon demand, as additional rent, for a share of the costs of the repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting the tracks, such share to be a fraction, the numerator of which is the space contained in the Leased Premises, and the denominator of which is the entire space occupied by rail users in the Building.

     e) Tenant shall, at its own costs and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises.

9.   TENANT IMPROVEMENTS AND ALTERATIONS.

     Tenant shall not make any alterations, additions or improvements to the Leased Premises (including but not limited to roof and wall penetrations) or Building without the prior written consent of Landlord. All Tenant alterations, additions and/or improvements shall comply with insurance requirements and with all applicable laws, ordinances, and regulations. Additionally, all Tenant alterations, additions, and/or improvements shall be in accordance with the Landlord's specifications. All Tenant alterations, additions and/or improvements shall be constructed in a good and workmanlike manner. All plans and specifications for Tenant's alterations, additions and/or improvements shall be submitted to Landlord for Landlord's written approval. Tenant agrees that Landlord may monitor all phases of Tenant's construction. Tenant shall reimburse Landlord for Landlord's reasonable expenses for reviewing plans and documents and in monitoring construction. Landlord's review of plans and monitoring construction shall be solely for Landlord's own benefit and shall impose no duty or obligation on Landlord to confirm that the plans and specifications and/or construction comply with applicable laws, codes, rules, or regulations. Tenant shall obtain payment and performance bonds approved by Landlord, for any Tenant construction which bonds shall be delivered to Landlord prior to commencement of construction. Upon completion of Tenant's construction, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who performed work along with final lien waivers from such contractors and subcontractors. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of the Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Leased Premises to its original condition, exclusive of the initial leasehold improvements included in the allowance outlined herein, by the date of termination of this Lease or upon earlier vacating of the Leased Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Leased Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or

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upon earlier vacating of the Leased Premises and shall be delivered up to the
Landlord with the Leased Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Leased Premises if required shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Leased Premises.

10.  SIGNS.

     Tenant shall have the right to install signs upon the Leased Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord's architectural controls, and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal.

11.  INSPECTION.

     Landlord and Landlord's agents and representatives shall have the rights to enter and inspect the Leased Premises and Building at any reasonable time during business hours, for the purpose of ascertaining the condition of the Leased Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, any such entry shall be subject to Tenant's reasonable security measures. In the event of an emergency as reasonably determined by Landlord, Tenant will provide Landlord immediate entry into the Premises. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

12.  UTILITIES.

     Landlord agrees to provide at Landlord's cost water, electricity and telephone service connections into the Leased Premises; but Tenant shall pay for all water (included in the operating expense reimbursement outlined herein), gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Leased Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities as well as shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay Tenant's reasonable proportion as determined by Landlord of all charges jointly metered with other premises. In the event that Landlord

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determines in its reasonable discretion that Tenant's use of water is excessive,
Landlord may separately meter the premises and Tenant shall pay Landlord for the actual cost of such water use on a monthly basis. Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises.

13.  ASSIGNMENT AND SUBLETTING.

     Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Leased Premises or any part thereof without the prior written consent of Landlord. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all or its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     If Tenant shall propose to sublet or assign this Lease, it shall so notify Landlord in writing not less than thirty (30) days prior to the date of the proposed assignment or subletting. The notice setting forth the name of the proposed subtenant or assignee, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, proof satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and hereafter use the entire Leased Premises (or any sublet portion thereof) for the remaining term of this Lease (or for the entire term of the sublease, if shorter).

     Landlord agrees to approve any assignment by Tenant to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise, or the any assignment or subletting to a corporation which is an affiliate of Tenant. In other cases, Landlord agrees not to unreasonably withhold approval of any proposed subletting or assignment provided the proposed transaction is consummated within thirty
(30) days after Landlord's approval, is upon the same terms and conditions disclosed to Landlord in Tenant's notice, and the assignment or subletting is with another financially responsible party whose use of the Leased Premises will not depreciate the value of the Leased Premises, or the value of the property adjacent thereto, or will not be extra hazardous with reference to the risk of fire or other hazards. Any assignment or subletting without Landlord's approval, where required hereunder, shall be void and of no effect.

     Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building or Project referred to herein; and to the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from such obligation.

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14.  FIRE AND CASUALTY DAMAGE.

     a) Landlord agrees to maintain standard fire and extended coverage insurance covering the Building of which the Leased Premises are a part in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lighting and Extended Coverage, such coverage's and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Leased Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12(c), 12(d) and 12(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     b) If the Building situated upon the Leased Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     c) If the Building situated upon the Leased Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged, thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one-hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     d) If the Building situated upon the Leased Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12(a) above, but only to such extent that rebuilding or repairs can in Landlord's reasonable estimation be completed within one-hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole costs and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant. If the Leased Premises are untenantable, the rent owed by Tenant shall not be abated but shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and rebuilding within one-hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other within fifteen
(15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

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     f)   Each of Landlord and Tenant hereby releases the other from any loss or damage to person or property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to person or property caused by fire or any other perils insured in policies of insurance covering the loss to the extent of the insurance, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone from whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant agree that it will request its insurance carriers to include in its policies as such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

15.  LIABILITY.

     Tenant agrees that Landlord shall not be liable to Tenant or Tenant's employees, agents, patron or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Leased Premises, Building or Project, or caused by the Buildings and improvements located on the Project becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises, or due to any cause whatsoever, and Tenant hereby covenants and agree that it will at all times indemnify and hold safe and harmless Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, lawsuits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property resulting from the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Leased Premises which Landlord is obligated to repair and maintain hereunder after a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at is sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment or premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of the policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Tenant's policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before the policy may be canceled or changed to reduce insurance provided thereby.

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16.  CONDEMNATION.

     a) If the whole or any substantial part of the Leased Premises should be taken from any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Leased Premises for the purposes for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Leased Premises shall occur.

     b) If part of the Leased Premises shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests and any condemnation proceedings.

17.  HOLDING OVER.

     Tenant agrees that at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty
(30) days advance written notice. During the hold over, all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any holdover, an amount equal to one and one half (1 1/2) times the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as Landlord's consent for Tenant to hold over.

18.  QUIET ENJOYMENT.

     Landlord covenants that it now has, or will acquire before Tenant takes possession of the Leased Premises, good title to the Leased Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rentals herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19.  EVENTS OF DEFAULT.

     The following events shall be deemed to be events of default by Tenant under this Lease:

     a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue for a period of five (5) days from the date such payment was due.
     b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.
     c) Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.
     d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.
     e) Tenant shall desert or vacate any substantial portion of the Leased Premises and be in monetary default and default of the terms and conditions of this Lease.
     f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

20.  REMEDIES.

     Upon the occurrence of any such events of default described in Paragraph 19 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

     a) Terminate this Lease, or terminate Tenant's rights under this Lease (but not Tenant's obligations), and in either event Landlord shall have the right to immediate possession of the Leased Premises and may reenter the Leased Premises, change the locks and remove all persons and property therefrom using all force necessary for this purpose without being guilty in any manner of trespass or otherwise; and any and all damages to Tenant, or persons holding under Tenant, by reason of such re-entry are herby expressly waived; and any such termination or re-entry on the part of Landlord shall be without prejudice to any remedy available to Landlord for arrears of rent, breach of contract, damages or otherwise, nor shall the termination of this Lease or of Tenant's rights under this Lease by Landlord acting under this subsection be deemed in any manner to relieve Tenant from the obligation to pay the rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion then remaining of the Lease term. In the event of termination of this Lease or of Tenant's rights under this Lease by Landlord as provided in this subsection, Landlord shall have the further right to relet the Leased Premises upon such terms, conditions and covenants as are deemed commercially reasonable for the account of Tenant, and in such event, Tenant shall pay to Landlord all costs of renovating and altering the Leased Premises for a new tenant or tenants in addition to all brokerage and/or legal fees incurred in connection therewith. Landlord shall credit Tenant only for such amounts as are actually received from such reletting during the then remaining Lease term. Alternatively, at the election of Landlord, Tenant covenants and agrees to pay as damages to Landlord, upon any such termination by Landlord of this Lease or of Tenant's rights under this Lease, such sum as at the time of such termination equals the amount of the excess, if any, of the then present value of all the rent which would have been due and payable hereunder during the remainder of the full Lease term (had Tenant kept and performed all agreements and covenants of Tenant set forth in this Lease) over and above the then present rental value of the Leased Premises for said remainder of the Lease term. For purposes of present value calculations, Landlord and Tenant stipulate and agree to a discount rate of eight (8) percent per annum.

     b) Without terminating this Lease, to enter upon the Leased Premises and without being guilty in any manner of trespass or otherwise and without liability for any damage to Tenant or persons holding under Tenant by reason of such re-entry, all of which are hereby expressly waived, and to do or perform whatever Tenant is obligated hereunder to do or perform under the terms of this Lease; and Tenant shall reimburse Landlord on demand for any expenses or other sums which Landlord may incur or expend, and Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; provided, however, nothing in this subsection shall be deemed an obligation or undertaking by Landlord to remedy any such defaults of Tenant.

     c) Without waiving such Event of Default, apply all or any part of the security deposit to cure the Event of Default or to any damages suffered as a result of the Event of Default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of the security deposit on demand.

     d) Enter upon the Leased Premises without being liable for prosecution of any claim for damage therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     e) In addition to any of the remedies noted above or hereinafter, Landlord is entitled and authorized to enter upon and take possession of the Leased Premises and remove any property that may be found within the Leased Premises. Landlord shall have the right to change any and all locks and other security devices restricting access to the Leased Premises. To the extent permitted by law, Tenant hereby waives: (i) any notices of Landlord's intent to re-entry or re-take possession of the Leased Premises; (ii) any notice provided by statute or otherwise of such re-entry or repossession or changing of locks;
(iii) any claim or cause of action, whether based on trespass, conversion, or otherwise, against landlord or landlord's agents, employees, officers, or contractors for any damages caused by the alteration of any locks or re-entry or repossession by Landlord, whether or not caused by the negligence of Landlord or otherwise; and (iv) any right of redemption, re-entry, or repossession of tenant and any notice of legal proceeding for re-entry, including actions for forcible detainer and entry.

     Provided that Landlord has not terminated the Lease in writing or permanently excluded Tenant from the Leased Premises, Landlord shall not be obligated to provide a new key to

Tenant except during Landlord's normal business hours, and only after the following: (1) Tenant cures all events of default existing at the time of lock-out, including payment of the late charges and reasonable expenses of lock-out (which shall include the cost of security services and removal of old locks and installation of new locks), and (2) Tenant has provided Landlord additional security or further assurances of Tenant's future performance of all Tenant's obligations arising under the Lease, such security or assurances to be satisfactory to Landlord in the exercise of Landlord's sole and absolute discretion, which security may include, but is not limited to, a requirement that the security deposit be increased to an amount equal to three (3) months rent. Such lock-out should not be deemed to be a termination of the Lease unless Landlord gives a written notice of termination to Tenant. It is agreed that if Tenant abandons or vacates the Leased Premises, Landlord may take such steps as Landlord deems necessary, appropriate, or desirable to protect the Leased Premises and the property therein from deterioration, including but not limited to, the lock-out of Tenant as described herein.

     Pursuit of any of the forgoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with any attorney concerning or to enforce of defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

     All sums due and owing by Tenant to Landlord under this Lease shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the "prime rate" per annum of Texas Commerce Bank National Association or its successor in effect on said due date or (ii) eighteen percent (18%) per annum. In either case, such interest to be compounded daily; provided, however, in no event shall the rate of interests hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim of defense of usury; and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended at the applicable time in effect.

21.  LANDLORD'S LIEN.

     In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, receivables, chattel paper and other personal property of Tenant situated on the Leased Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

22.  SUBORDINATION.

     This Lease and all rights of Tenant hereunder are subject and subordinate
(i) to any mortgage or deed of trust, blanket or otherwise, which does now or may hereafter affect the building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. Such power of attorney shall not terminate on disability of the principal. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building is sold to any purchaser, to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attainment. Such power of attorney shall not terminate on disability of the principal. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such foreclosure proceedings is brought or trustee's sale occurs and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or trustee's sale unless the holder(s) of the indebtedness or other obligations secured by said mortgages and/or deeds of trust shall declare otherwise.

23.  LANDLORD'S DEFAULT.

     Landlord shall only be deemed to be on default an the terms of the Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept, or performed by Landlord within thirty (30) days after the receipt by Landlord of Tenant's written notice of such breach which a notice shall specifically set out the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as reasonably necessary to correct the breach up to forty-five (45) days from the date of written notice from Tenant.

24.  MECHANIC'S LIENS.

     Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease.

25.  NOTICE.

     Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     b) All payments requited to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

LANDLORD:                                TENANT:

Westwood Venture Limited Partnership     Lark Technologies, Inc.
c/o Transwestern Commercial Services     9441 Sam Houston Parkway #103
1900 West Loop South #1300               Houston, TX 77099
Houston, TX 77027

     If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for their receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

26.  MISCELLANEOUS.

     a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, insure to the benefit of, and be bindings upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided, Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof or in any way affect the interpretation of this Lease.

     d) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

     e) This Lease may not be altered, changed or amended by an instrument in writing signed by both parties hereto.

     f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payments obligations with respect to taxes and insurance and all obligations concerning the condition of the Leased Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Leased Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Leased Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and working order and to the condition Tenant is obligated to maintain herein. Tenant shall also, prior to vacating the Leased Premises, pay Landlord the amount, as REASONABLY ESTIMATED BY LANDLORD, OF TENANT'S obligation hereunder for real estate taxes and insurance premises for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be created against the amount payable by Tenant under this Paragraph.

     g) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     h) Because the Leased Premises are on the open market and are presently being show, this Lease shall be treated as an offer with the Leased Premises being subject to prior lease and such offer to withdrawal or non-acceptable by Landlord or to other use of the Leased Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing.

     i) All referenced in this Lease to "the date hereof" or similar referenced shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

27.  EXHIBITS AND ATTACHMENT.

     All Exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

28.  HAZARDOUS MATERIALS.

     a) Tenant shall not, without Landlord's prior written consent, cause or permit any Hazardous Materials (hereinafter defined) to be stored, used or disposed of in or about the Leased Premises or Project by Tenant, its agents, employees, contractors or invitees, nor shall the use which Tenant makes of the Leased Premises result in any Hazardous Materials

Contamination (hereinafter defined). For purposes of this Lease, the following terms shall have the meanings herein specified.

          (1) "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. Sections 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) and "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (iii) any hazardous substances as defined by the Texas Natural Resource Conservation Commission ("TNRCC"); (iv) asbestos, polychlorinated biphenyls or other substances specifically regulated under the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), as amended from time to time, and regulations promulgated thereunder ("TSCA"); (v) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. Sections 135 et seq.), as amended from time to time, and regulations promulgated thereunder ("FIFRA"); (vi) storage tanks, whether or not underground and whether empty, filled or partially filled with any substance; (vii) the presence of oil, petroleum products, and their by-products; (viii) any substance the presence of which in or about the Property is prohibited by any governmental authority or which is hereafter classified by any governmental authority as a hazardous or toxic waste, material, substance or similar phraseology; and (ix) any other substance which by any governmental authority requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal.

          (2) "Hazardous Materials Contamination" shall mean the spillage, leakage, emission or disposal of Hazardous Materials (whether presently existing or hereafter occurring) in or about the buildings, facilities, soil, groundwater, air or other elements in or about the Property or any other property as a result of Hazardous Materials at any time emanating from the Leased Premises.

     b) Notwithstanding the foregoing, Tenant shall be permitted to store, use and dispose of deminimis amounts of Hazardous Materials which are incidental to Tenant's business so long as such amounts does not increase the Landlord's insurance or change the occupancy class of the Building. Such Hazardous Materials and all containers therefore, shall be stored, used and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Materials. Tenant shall be liable for all costs and expenses related to the storage, use and disposal of such deminimis amounts of Hazardous Materials incidental to Tenant's business.

     c) At the commencement of each "Lease Year" (the term "Lease Year" as used in this Lease shall mean any twelve (12) month period beginning with the Commencement Date and each twelve (12) month period beginning on any anniversary date thereof), Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Materials which Tenant intends to store, use or dispose of in or about the Leased Premises in the coming Lease Year. In addition, at the commencement of each Lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that to Tenant's knowledge were actually stored, used or disposed of in or about the Leased Premises, if such materials were not previously identified to Landlord at the commencement of the previous Lease Years.

     d) Tenant shall give written notice to Landlord immediately upon Tenant's acquiring knowledge of the presence of any Hazardous Materials in or about the Leased Premises (subject to the provisions of paragraph B. hereof) or of any Hazardous Materials Contamination with a full description thereof. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under the Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Project following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Leased Premises or any part of the Project which, if true, could result in an order, suit, imposition of a lien on the Project, or other action and/or which, in Landlord's sole opinion, could jeopardize Landlord's security under the Lease.

     e) TENANT HEREBY AGREES THAT TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS AGENTS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION, ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO (A) THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE AND SUBSEQUENT REMEDIATION OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION FROM THE LEASED PREMISES CAUSED BY TENANT OR TENANT'S AGENTS, EMPLOYEES, CONTRACTORS, INVITEES, OR LICENSEES; (B) ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION; OR (C) THE APPLICABILITY OF ANY LAWS RELATING TO HAZARDOUS MATERIALS ON THE LEASED PREMISES OR CAUSED BY TENANT. THE PROVISIONS OF THIS PARAGRAPH E. SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE EXPIRATION OF THIS LEASE OR THE TERMINATION THEREOF.

     THE PARTIES EXECUTING this Lease represent and warrant that each such party possesses all lawful rights and authority to enter into this Lease; that there are no judgments, decrees, or outstanding orders of any court prohibiting the execution of this Amendment; and that all required approvals, consents and resolutions necessary to effectuate the terms and provisions of this Lease have been obtained.

     Executed on the dates indicated below. Effective on the latter of the dates indicated below.


                             LANDLORD: WESTWOOD VENTURE LIMITED PARTNERSHIP


                             By:   /s/ J Haas
                                -------------------------------

                             Its:  General Partner
                                 ------------------------------

                             Date: 11-18-99
                                  -----------------------------


                             TENANT: LARK TECHNOLOGIES, INC.


                             By:   /s/ Douglas B. Wheeler
                                -------------------------------

                             Its:  Vice President & CFO
                                 ------------------------------

                             Date: 11-12-99
                                  -----------------------------

                                  ADDENDUM ONE
                           TO LEASE AGREEMENT BETWEEN
                      WESTWOOD VENTURE LIMITED PARTNERSHIP
                                       AND
                             LARK TECHNOLOGIES, INC.


1.   The monthly base rent shall be as follows:

     Months            1 - 6      $8,257.00/month
     Months           7 - 36      $9,793.00/month
     Months          37 - 60     $10,567.00/month
     Months         61 - 120    $ 11,191.00/month

2. Landlord will provide an allowance of $77,720.00, or $5.00 per square foot, to be used specifically for leasehold improvements to the Premises. It is agreed that Landlord will provide an additional allowance of up to $170,984.00, or $11.00 per square foot, if required for leasehold improvements and such additional allowance will be amortized over the Term at an interest rate of 10.5% per annum and paid to Landlord in addition to the Base Rent described in paragraph 4 of this Lease Agreement and outlined above in paragraph 1. Tenant shall pay the cost of all leasehold improvements that exceed the aggregate leasehold improvement allowance of $248,704.00, or $16.00 per square foot.

3. It is further agreed that Tenant or Tenant's contractor shall be responsible for the construction of all leasehold improvements to the premises, and Tenant agrees to obtain, at its expense, all necessary permits (including a new Certificate of Occupancy permit, as a result of Tenant's improvements and occupancy of premises) that are required by all governmental laws, ordinances and regulations and applicable for the use of the premises by Tenant. In constructing the leasehold improvements, Tenant will utilize the services of Valued Engineered Construction or other contractor reasonably acceptable to Landlord. Plans and specifications for such improvements shall be prepared by Yong Architects or other architect reasonably acceptable to Landlord. The plans and specifications for Tenant's leasehold improvements shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, although such leasehold improvements shall be constructed by Tenant, utilizing the aforesaid contractor. Tenant shall have the right to contract with Trione & Gordon to provide additional construction supervision services. The allowance outlined above shall be due and payable from Landlord to Tenant, periodically during the course of construction of such leasehold improvements within ten (10) days after receipt by Landlord of a progress draw request therefor (prepared and certified by the aforesaid architect), together with lien releases for the amount of such payment from Tenant's general contractor. There shall be ten percent (10%) retainage withheld from each such payment. There shall be no more than one (1) such progress payment made every thirty (30) days together with one (1) final payment of the ten percent (10%) retainage payable within thirty (30) days after substantial completion of the leasehold improvements, accompanied by an unconditional lien release from Tenant's general contractor. Except for the above specified allowance,

     Tenant agrees to accept the premises in its "As Is", "Where Is" condition and Landlord shall not be required to pay for any leasehold improvements that exceed such allowance.

4. Provide there is not an event of default on any terms, covenants and conditions thereof, Tenant shall have a one-time option to cancel the Lease Agreement after the eighty-fourth (84th) month of the lease term. Tenant shall provide Landlord with six (6) months advance written notice and shall pay in full, at the time of notification, all straight line unamortized lease costs, which shall consist of all leasing commissions payable to Tenant's Broker and the Landlord's Broker and the aggregate leasehold improvement allowance incurred by Landlord outlined above in paragraph 2 above, at an interest rate of 10.5% per annum.

5. It is agreed and acknowledged that Eric Lestin of Trione and Gordon is the broker of record (hereinafter referred to as "Broker) and has represented Tenant in this lease transaction. In consideration for the execution of this Lease, it is agreed that Broker shall be paid a commission of 4% of the base rental consideration of this Lease outlined in Paragraph One of this Addendum One to the Lease, such amount being $50,736.00. One-half of such commission payment shall be made to Broker by Landlord within fifteen
     (15) days from the date of the execution of this Lease and shall be in the form of a lump sum payment, and the balance (25,368.00) shall be paid upon Tenant's occupancy. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claim by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this lease transaction.

                         ADDENDUM TWO TO LEASE AGREEMENT

     This Addendum is incorporated by reference into and is a party of that certain Lease Agreement (the "Lease") between Westwood Venture Limited Partnership, as Landlord, and Lark Technologies, Inc., as Tenant. The term "Premises" as used in this Addendum shall mean the Leased Premises described in Paragraph 1 of the Lease, and the term "Building" as used herein shall mean the building described in the Lease and of which the Premises are a part. Except as otherwise indicated herein, all defined terms in the Lease shall have the same meaning in this Addendum.

     1. OPERATING EXPENSES EXCLUSIONS. Notwithstanding anything contained in Paragraph 6 of the Lease to the contrary, the following shall be excluded from operating expenses for the purposes of the Lease:

          a. Costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant leasable space in the Building.

          b. Landlord's costs of electricity and other services sold to tenants and which are not standard for the Building, or for which Landlord is reimbursed by tenants as an additional charge or rental.

          c. Except as otherwise expressly permitted in Paragraph 6, the cost of any improvements, additions, changes, replacements, equipment, which under generally accepted accounting principles are required to be classified as capital expenditures (whether incurred directly or through a lease or service contract or otherwise).

          d. Depreciation of the Building and all equipment, fixtures, improvements and facilities used in connection therewith.

          e. Material expenses in connection with services or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant.

          f. Costs (including penalties, fines and associated legal expenses) incurred due to the violation by Landlord of the terms and conditions of the Lease, or any applicable federal, state, and local governmental laws, ordinances, orders, rules and regulations, which costs would not have been incurred but for such violation by Landlord.

          g. Overhead and profit increments paid to subsidiaries, partners or other affiliates of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary of Landlord. Management fees charged to operating Expenses shall not exceed similar fees charged in connection with the operation of projects of like location, size, character and quality.

          h. Costs of Landlord's general corporate overhead and general administrative expenses, which would not be chargeable to operating expenses of the Building, determined in accordance with generally accepted accounting principles, consistently applied; and all costs related to maintaining Landlord's existence as a corporation, partnership or other entity.

          i. All services for which Tenant (or any other tenant of the Building) specifically reimburses Landlord or for which Tenant pays directly to third persons.

          j. Advertising and promotional expenses incurred to publicize the Building primarily for leasing purposes.

          k. Repairs or other work occasioned by the exercise of the right of eminent domain.

          l. Attorney's fees, costs and disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or past or prospective tenants or other occupants.

          m. Interest and principal on rental under any ground or underlying leases or lease.

          n. Management fees relating directly to the management of the Building in excess of four (4%) percent of the lease income derived from the Building.

          o. Any costs, fines or penalties incurred in connection with the late payment by Landlord of taxes or other costs, or due to violations by Landlord of any governmental rule or authority so long as Tenant is not in default on the terms of the Lease.

     Landlord agrees to reimburse Tenant for the cost of any audit conducted by or for it in the event the inspection proves that the operating expense charges charged to Tenant by Landlord hereunder for the period of time covered by such inspection shall have been overstated by three percent (3%) or more. Any such inspection must cover a period within two (2) calendar years prior to the then current calendar year, any objections to charges prior thereto being conclusively presumed to have been waived.

     2. DEFAULT BY LANDLORD. Any provision in the Lease to the contrary notwithstanding, if Landlord fails to perform its obligations under the Lease (including, without limitation, delivery of utility services) and such failure
(a) is the result of a condition within the Landlord's control, (b) interferes substantially with the normal use of the Premises by Tenant as allowed herein, and (c) continues for more than ten (10) consecutive business days, then the rental shall be proportionately abated until such interference is eliminated or the Premises are otherwise rendered tenantable again. Additionally, if such interference continues for a period of 30 or more consecutive days, then Tenant shall have, as Tenant's sole remedy, the right and option to cancel the Lease by giving written notice to Landlord within five (5) days after the end of such 30-day period.

     3. TENANT'S RIGHT TO PERFORM LANDLORD'S OBLIGATIONS. Tenant shall have the right to remedy any default of an emergency nature in the event Landlord fails to commence curing any default creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Tenant shall have the right to remedy such a default without notice

(if the giving of notice is not reasonably practicable) in the event of an emergency. All reasonable sums expended incurred by Tenant in connection with the foregoing shall be paid by Landlord to Tenant upon demand.

     4. INDEMNIFICATION; INSURANCE. Anything in Paragraph 15 of the Lease to the contrary notwithstanding, the indemnification by Tenant shall be only for claims by third parties and not for claims by Tenant. Additionally, Landlord shall indemnify and hold Tenant harmless from and against claims by third parties for any loss or damage to property or person to the extent caused by the acts or omissions of Landlord or its agents or employees. Neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other for loss or damage to its respective property to the extent of the insurance amounts for the claim. Moreover, Landlord and Tenant shall be relieved of their respective obligations of indemnity to the extent of the amount actually recovered by Landlord or Tenant from one or more of the insurance carriers of Tenant or Landlord. The indemnities and releases set forth in the Lease as modified and supplemented by this Paragraph 4 shall survive the expiration of the term of this Lease.

     5. TENANT DEFAULT. Notwithstanding the provisions of Paragraph 19(f) of the Lease, Landlord shall not be entitled to exercise its rights under that Paragraph 19(f) in the event Tenant takes action to cure a default within such thirty (30) day period, but is unable, by reason of the nature of the work involved, to cure the same within such period, provided Tenant continues to work thereafter diligently and without unnecessary delays but no longer than forty-five (45) days.

     6. SUBORDINATION OF LANDLORD'S LIEN. Landlord hereby subordinates all statutory and contractual landlord's liens (and, provided Tenant is not in default at the time, agrees to sign documents so indicating, upon Tenant's request) to any liens or security interests covering Tenant's inventory, or financed fixtures, furniture or equipment of Tenant in favor of bona-fide third-party lenders providing financing to Tenant (including purchase-money financing).

     7. NON-DISTURBANCE OF TENANT. The subordination provided for in Paragraph 22 of the Lease shall extend only to such mortgages or deeds of trust under which the mortgagee by agreement in the mortgage or deed of trust or in a separate instrument contracts in substance not to disturb Tenant's occupancy so long as Tenant performs its obligations in the Lease on condition that Tenant, which requested by the mortgagee, shall execute an, attornment agreement to the mortgagee should the mortgagee succeed to the rights of the Landlord under the Lease.

     8. LANDLORD'S APPROVALS. Notwithstanding anything to the contrary contained in the Lease, it is specifically understood and agreed that as regards any approvals or matters to be performed to the satisfaction of Landlord, the Landlord shall not unreasonably withhold or delay its approval or indication of satisfaction and shall approve or be satisfied as to any matter so long as any deviation from the requirements of Landlord are of a minor and insubstantial nature such that Landlord will realize substantially the benefits to which it is entitled.

     9. TENANT SECURITY SYSTEMS; LANDLORD'S RIGHT OF ENTRY. Notwithstanding anything to the contrary contained in the Lease, the Tenant shall be entitled to install and maintain a burglar alarm system or other surveillance system designed to protect the Premises from unauthorized entry and shall be entitled at any time to change or re-key any and all locks used in connection with the Premises; provided, however, that in the event any lock is replaced or re-keyed, Tenant shall promptly provide Landlord with keys enabling Landlord to enter the Premises pursuant to the terms of the Lease. Landlord agrees to give Tenant at least 24 hours prior notice of Landlord's intent to enter the Premises to the extent the giving of such notice is reasonably practicable.

     10. MECHANIC'S LIENS. Tenant shall have the right, after written notice to Landlord, to contest in good faith and all due diligence any such mechanic's lien and shall not be required to pay any claim secured by such mechanic's lien provided that such lien would not be satisfied out of the interest of Landlord in the Premises or the Building by reason of such delay, and further provided that Tenant will, at Tenant's expense, defend Landlord and pay all costs reasonably incurred by Landlord relating to the contest in the event Landlord is joined in any suit pertaining thereto or in the event any lien affidavit is filed claiming a lien upon Landlord's interest in the Premises or in the Building. The foregoing sentence shall not imply any right on the part of Tenant to affect Landlord's interest in the Premises or the Building.

     11. COMPLIANCE WITH LAWS. Landlord and Tenant agree to comply with applicable laws, with their respective responsibilities to be allocated as follows:

          a. Tenant will be responsible for compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now in force or that may hereafter be in force with respect to the operation of Tenant's business or the Premises, including, without limitation, any accommodations or alterations that need to be made within the Premises to accommodate disabled employees and customers of Tenant pursuant to requirements under the Americans With Disabilities Act (Public Law 101-336 (July 26, 1990)] and the Texas Architectural Barriers Act (Tex. Civ. Stat. Art. 9102) (collectively, the "Disability Statutes"). Any alterations made to the Premises in order to comply with any such statutes must be made solely at Tenant's expense and such alterations must also comply with the requirements of Paragraph 9 of the Lease.

          b. Except for the obligations of Tenant under clause (a) above, Landlord shall be responsible for compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may be thereafter be in force that affect the Building, including without limitation, the Disability Statutes and local building or fire code requirements applicable to the Building. If Landlord is required to make any installation in the Building pursuant to the Disability Statues or local building or fire codes, the cost of such installation shall be a part of Operating Expenses if such installation constitutes a day-to-day operational expense. However, if such installation constitutes a capital improvement item under generally accepted accounting principles, such installation shall be accomplished at Landlord's sole cost and expense and shall not be charged to Tenant as a part of the Operating Expenses of the Building.

     12. CERTAIN REPRESENTATIONS OF LANDLORD. Landlord represents to Tenant as follows:

          a. To the best of Landlord's knowledge, the Building does not contain any material quantities of asbestos. To the best of Landlord's knowledge neither the Building nor the land on which it is located contain any substance deemed hazardous under federal, state, or local environmental statues, ordinances, rules, regulations, or orders ("Hazardous Materials"), other than negligible quantities of such Hazardous Materials as may typically be found in commercial construction or cleaning products used and disposed of in accordance with applicable laws.

          b. The roofs, foundations and all structural components of the Building are in good working order and conditions, are fit for their intended purposes.

          c. Tenant will not be deemed to be a holdover tenant (and holdover rents will not apply) unless the Landlord is entitled to possession under the terms of the Lease and Tenant fails to vacate the Premises within 30 days after Tenant receives a written demand for possession from the Landlord.

     13. RIGHT OF FIRST REFUSAL. Tenant shall be entitled to a Right of First Refusal as provided in Rider 1 attached hereto.


                                 LANDLORD:

                                 WESTWOOD VENTURE LIMITED
                                 PARTNERSHIP


                                 By:
                                    -------------------------------
                                 Name:
                                 Title:


                                 TENANT:

                                 LARK TECHNOLOGIES, INC.

                                 By:
                                    -------------------------------
                                 Name:
                                 Title:

                                   RIDER NO. 1

                             RIGHT OF FIRST REFUSAL

     If Landlord receives a proposal outlining the rent and all other material business terms upon which another prospective tenant desires to lease all or any portion of the space on the Suite 100 (approximately 3,664 square feet), Suite 102 (approximately 2,640 square feet), the space between Suites 100 and 102 (approximately 1,000 square feet), or Suite 110 (approximately 3,853 square feet) of the Building (collectively the "ROFR Space"), and/or if Landlord intends to make a proposal to a prospective tenant outlining the rent and all other material business terms upon which Landlord is willing to lease all or any portion of the ROFR Space to the prospective tenant, and if on the basis of either such proposal (the "Proposal") Landlord intends to enter into further negotiations for a more definitive lease agreement with the prospective tenant, then Landlord shall, prior to executing the more definitive lease agreement at any time during the Term of this Lease, submit the Proposal to Tenant with an offer to lease the portion of the ROFR Space covered by the Proposal (the "Applicable Space") to Tenant on the Proposed Terms (as defined below). (For clarification, Tenant acknowledges that "Proposal," as used herein, does not necessarily mean a proposal or preliminary offer submitted to Landlord by another prospective tenant, but rather may mean a counterproposal that Landlord intends to make to the other prospective tenant in response to the other tenant's proposal or a preliminary offer.) If Tenant fails to accept the offer from Landlord in writing within five (5) business days after receipt of the Proposal and the offer, Landlord shall be entitled to lease the Applicable Space to the other prospective tenant (subject to Tenant's remaining rights, if any, under the Options set out below) on the terms set forth in the Proposal or on other terms which are generally more favorable to Landlord in all material respects. If Tenant accepts Landlord's offer within such five (5) business day period, Landlord shall cause an amendment (the "ROFR Amendment") to this Lease to be prepared, adding the Applicable Space to the Premises and otherwise providing for the lease of such Applicable Space on the Proposed Terms. Tenant's right of first refusal as to Suite 110 is subordinate to prior rights of KVM Technologies.

                                   Exhibit "A"


Three (3) buildings containing 94,118 square feet further described as Westwood Business Center, situated on that 6.1887 acres of land out of Block 2, Unrestricted Reserve "B", as recorded in Westwood Center, Section One, Volume 221, Page 19, Harris County Map Records, in the W. E. Sanders Survey, A-1137, the W. J. Neal Survey, A-607, and the H. A. Cobb Survey, A-210, Harris County, Texas, more specifically described as 9441 Sam Houston Parkway South #103, Houston, Texas 77099.

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